SYMMETRY PANORAMIC TRUST
OFFICER’S CERTIFICATE
The undersigned hereby certifies that: (1) she is the President of the Symmetry Panoramic Trust (the "Trust"); (2) the premium for a single insured fidelity bond for the period commencing March 29, 2019 and ending March 29, 2020 has been paid; and (3) the following is a true and correct copy of the resolutions approving the form of the fidelity bond adopted by vote of a majority of the members of the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust (“Independent Trustees”), within the meaning of Section 2(a)(19) of the Investment Company Act of 1940 Act, as amended (“1940 Act”), on the 23rd day of January 2019, which remain in full force and effect:
RESOLVED:
That the Board, including a majority of the Trustees who are not interested persons within the meaning of Section 2(a)(19) of the 1940 Act (“Independent Trustees”), hereby authorizes the Trust to execute a fidelity bond (the “Fidelity Bond”), in the form of an investment company blanket bond, against larceny and embezzlement, covering each officer and employee of the Trust.

RESOLVED:
That the Board, including a majority of the Independent Trustees, giving due consideration, as required by Rule 17g-1(d) under the 1940 Act, to all relevant factors, including but not limited to, the form and amount of the Fidelity Bond, the current aggregate assets of the Trust, the type and terms of custody of such assets and the nature of the securities in the portfolios of the Trust’s series, hereby approves and authorizes the Fidelity Bond upon the terms as discussed at this meeting.

RESOLVED:
That the officers of the Trust be, and each of them hereby is, authorized to increase the amount of the Fidelity Bond from time to time to ensure adequate coverage based upon all relevant factors, including the value of the Trust’s assets, to enable the Trust to remain in compliance with the 1940 Act, including Rule 17g-1(d) thereunder.

RESOLVED:
That, for purposes of Rule 17g-1(h) under the 1940 Act, the President of the Trust be, and she hereby is, authorized and instructed to make all necessary filings with the SEC and give all notices and information with respect to such Fidelity Bond as required under Rule 17g-1(g) under the 1940 Act.

RESOLVED:
That the officers of the Trust be, and each of them hereby is, authorized to make any payments, take any actions and execute any instruments that may be necessary or advisable to carry out the foregoing resolutions and the purpose and intent thereof.

In witness whereof, the undersigned has executed this Certificate this 8th day of April 2019.

/s/ Dana M. D’Auria
Dana M. D’Auria President